EXHIBIT 3.8
ARTICLES OF INCORPORATION

OF

JJM TRANSPORTATION CORP.

ARTICLE 1

The name of this corporation is:  JJM TRANSPORTATION CORP.

 ARTICLE 2

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

ARTICLE 3

The corporation’s initial agent for service of process is:

Johnny Jordan
588 Via Rueda
 Santa Barbara, California 93110

ARTICLE 4

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 250,000.

Dated:  August 24, 2001

      /s/ Bob W. Dutton
Bob W. Dutton

I declare that I am the person who executed the above Articles of Incorporation and that this instrument is my act and deed.

      /s/ Bob W. Dutton
Bob W. Dutton

CERTIFICATE PURSUANT TO SECTION 1505,
  CALIFORNIA CORPORATIONS CODE

JJM Transportation Corp.

(Name of Corporation)

JJM Transportation Corp.                                                                      , a corporation organized and

existing under the laws of                       California                       , makes the following statement:
(State or Place of Incorporation)

1.	The complete address of its office in the state of California wherein any entity designating it as agent may be served with process is 920 Garden Street, Suite B Santa Barbara, CA 93101

2.	The name of each person employed by it at such office to whom it authorized the delivery of any copy of any such process is Michael McCaskey

3.	The corporation consents that delivery thereof to such person at the address designated shall constitute delivery of any such copy to it, as such agent.

JJM Transportation Corp. (Name of Corporation) /s/ Michael McCaskey (Signature of Corporate Officer) Michael McCaskey, Secretary (Typed Name and Title of Officer Signing)

CERTIFICATE OF AMENDMENT OF
  ARTICLE OF INCORPORATION

The undersigned certify that:

1.	They are the president and secretary, respectively, of JJM TRANSPORTATION CORP., a California corporation.

2.	Article (1) The name of the corporation is JJM TRANSPORTATION CORP. of the Articles of Incorporation of this corporation is amended to read as follows:

The name of this corporation is:  Matrix Partnership Management Corporation

3.	The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4.
The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding share of the corporation is 5000 shares. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE:           7.15.04

      /s/ Jeffrey Kerns
Jeffrey Kerns, President

      /s/ Michael McCaskey
Michael McCaskey, Secretary

CERTIFICATE OF AMENDMENT OF
  ARTICLE OF INCORPORATION

The undersigned certify that:

1.	They are the President and Secretary, respectively, of MATRIX PARTNERSHIP MANAGEMENT CORPORATION, a California corporation.

2.	Article 1 of the Articles of Incorporation of this corporation is amended to read as follows:

The name of this corporation is:  Matrix Oil Management Corporation

3.	The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4.
The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding share of the corporation is 5000 shares. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE:           June 8, 2012

      /s/ Jeffrey Kerns
Jeffrey Kerns, President

      /s/ Michael McCaskey
Michael McCaskey, Secretary

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